CHISHOLM, BIERWOLF & NILSON
Certified Public Accountants
A Limited Liability	533 W. 2600 S., Suite 250	Office (801) 292-8756
Partnership	Bountiful, Utah 84010	Fax (801) 292-8809

CONSENT OF INDEPENDENT AUDITORS

     We hereby consent to the use of our report dated August 2, 2007, with respect to the consolidated financial statements included in the filing of the Amended Registration Statement (Form SB-2/A) of The Stallion Group for the fiscal year ended May 31, 2007.

/s/ CHISHOLM, BIERWOLF & NILSON
Chisholm, Bierwolf & Nilson, LLC
Bountiful, UT
September 18, 2007